UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2022

scPharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38293	46-5184075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 District Avenue, Suite 310

Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(617) 517-0730

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SCPH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On November 22, 2022, scPharmaceuticals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SVB Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), relating to an underwritten offering of 6,620,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and, in lieu of Common Stock to a certain investor, a pre-funded warrant (the “Pre-funded Warrant”) to purchase 2,905,000 shares of Common Stock (the “Offering”). The closing of the Offering is expected to take place on November 25, 2022. All of the Shares and the Pre-funded Warrant are being sold by the Company. The offering price of the Shares to the public is $5.25 per share, and the offering price of the Pre-funded Warrant to the public is $5.249 per underlying share, which is equal to the price per share of Common Stock being sold in this offering, minus $0.001, which is the Pre-funded Warrant’s exercise price per share. The net proceeds from the Offering are expected to be approximately $46.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company does not intend to list the Pre-funded Warrant on Nasdaq or any other nationally recognized securities exchange or trading system.

The Pre-funded Warrant has an exercise price per share of Common Stock equal to $0.001 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of the Pre-funded Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Pre-funded Warrant is exercisable from the date of issuance by means of a cashless exercise. Under the Pre-funded Warrant, the Company may not effect the exercise of the Pre-funded Warrant, and the holder will not be entitled to exercise any portion of the Pre-funded Warrant that, upon giving effect to such exercise, would result in: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) exceeding 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) exceeding 4.99% of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

In addition, in certain circumstances, upon a fundamental transaction, the holder of the Pre-funded Warrant will be entitled to receive, upon exercise of the Pre-funded Warrant, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-funded Warrant immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, the Pre-funded Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Company intends to use the net proceeds of the Offering to support the commercialization efforts for FUROSCIX, development of its pipeline, working capital and general corporate purposes. Based on the planned use of proceeds, the Company believes that the net proceeds from the Offering and existing cash, cash equivalents, restricted cash and investments will be sufficient to enable it to fund operating expenses, capital expenditure requirements and planned launch activities through at least 2024. This estimate is based on assumptions that may prove to be incorrect, and the Company could utilize available capital resources sooner than expected.

The Offering was made pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on March 23, 2021 and declared effective by the SEC on April 29, 2021 (File No. 333-254637). A prospectus supplement relating to the offering has been filed with the SEC.

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Underwriting Agreement and the Pre-funded Warrant are not complete and are qualified in their entireties by reference to the full text of the Underwriting Agreement and the Form of Pre-funded Warrant, copies of which are filed as Exhibits 1.1 and 4.1, respectively, to this report and are incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Shares, the Pre-funded Warrant and the shares of common stock issuable upon exercise of the Pre-funded Warrant is attached as Exhibit 5.1 to this report.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the closing of the Offering, the Company’s intent not to list the Pre-funded Warrant on Nasdaq or any other securities exchange or automated quotation system; anticipated amount of net proceeds from the Offering, the intended use of such proceeds; and the Company’s belief that the net proceeds from the Offering and existing cash, cash equivalents, restricted cash and investments will be sufficient to enable it to fund operating expenses, capital expenditure requirements and planned launch activities through at least 2024. Any forward-looking statements in this current report are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that amount of and use of net proceeds from the Offering may differ from the Company’s current expectations; results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the risk of the ability of the FUROSCIX On-Body Infusor to appropriately deliver therapy, the receipt of regulatory approval for any of our product candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our product candidates, risks related to manufacturing and quality assurances processes, and the risk that the current COVID-19 pandemic will impact the Company’s device validation, drug stability testing, and other operations. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this current report is as of the date of the current report, and the Company undertakes no duty to update this information unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 22, 2022, between scPharmaceuticals Inc., SVB Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein.

4.1	Form of Pre-funded Warrant.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCPHARMACEUTICALS INC.

Date: November 23, 2022	By:	/s/ John H. Tucker
	Name:	John H. Tucker
	Title:	President and Chief Executive Officer